EXHIBIT 23(G)


          CONSENT OF MORGAN STANLEY & CO. INCORPORATED

          August 4, 1997


          ENSERCH Corporation
          300 South St. Paul Street
          Dallas, TX  75201

          Dear Sirs:

                    We hereby consent to the incorporation by reference in the Registration Statement of TUC Holding Company ("TUC Holding") on Form S-3, with respect to the proposed merger of Enserch Merger Corp., a wholly owned subsidiary of TUC Holding, with and into ENSERCH Corporation, and certain related transactions, of our opinion letter appearing as Annex IV to the Proxy Statement/Prospectus, dated September 23, 1996, which is a part of Registration Statement No. 333-12391 on Form S-4, and to the references to our firm name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statements within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        Very truly yours,

                                        MORGAN STANLEY & CO. INCORPORATED

                                        By:  /s/ Christopher L. Ryan
                                             ----------------------------
                                             Vice President